Exhibit 99.1

News Release

Abbott Reports Fourth-Quarter and Full-Year 2022 Results; Issues 2023 Financial Outlook

–Fourth-quarter sales of $10.1 billion; full-year 2022 sales of $43.7 billion
–Full-year 2022 sales growth of 1.3 percent; organic sales growth of 6.4 percent
–Full-year 2022 GAAP diluted EPS of $3.91; adjusted diluted EPS of $5.34
–Continues to strengthen portfolio with steady cadence of new product approvals

ABBOTT PARK, Ill., Jan. 25, 2023 — Abbott today announced financial results for the fourth quarter ended Dec. 31, 2022.

•Fourth-quarter sales of $10.1 billion, which were negatively impacted by an expected year-over-year decline in COVID-19 testing-related sales, decreased 12.0 percent on a reported basis and
6.1 percent on an organic basis, which excludes the impact of foreign exchange.
•Excluding COVID-19 testing-related sales1, fourth-quarter sales decreased 1.4 percent on a reported basis and increased 5.4 percent on an organic basis.
•Excluding COVID-19 testing-related sales2 and U.S. infant formula sales that were impacted by manufacturing disruptions3, full-year 2022 sales increased 1.9 percent on a reported basis and 7.4 percent on an organic basis.
•GAAP diluted EPS was $0.59 in the fourth quarter. Excluding specified items, adjusted diluted EPS was $1.03.
•Abbott issues full-year 2023 guidance for diluted EPS from continuing operations on a GAAP basis of $3.05 to $3.25 and full-year adjusted EPS from continuing operations of $4.30 to $4.50.
•Abbott projects full-year 2023 organic sales growth, excluding COVID-19 testing-related sales, of high-single digits4 and COVID-19 testing-related sales of around $2.0 billion.
•In October, Abbott's market-leading FreeStyle Libre® continuous glucose monitoring system was named the "Best Medical Technology" of the last 50 years by the Galien Foundation.
•In December, Abbott announced U.S. Food and Drug Administration (FDA) approval of its EternaTM spinal cord stimulation system — the smallest implantable, rechargeable system currently available for the treatment of chronic pain.5
•In January, Abbott announced U.S. FDA approval of its minimally invasive NavitorTM transcatheter aortic valve implantation (TAVI) system for people with severe aortic stenosis who are at high risk for surgery.

"We significantly exceeded the EPS guidance we provided at the beginning of last year despite challenging global business conditions," said Robert B. Ford, chairman and chief executive officer, Abbott. "Our R&D pipeline continues to be highly productive with several recent and upcoming new product launches that position us well going forward."
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FOURTH-QUARTER BUSINESS OVERVIEW
Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business. Organic sales growth excludes the impact of foreign exchange. In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates. Management further believes that measuring sales growth rates on an organic basis excluding COVID-19 tests is an appropriate way for investors to best understand the underlying performance of the business in the fourth quarter ended December 31, 2022 as well as in 2023 as the COVID-19 pandemic shifts to an endemic state, resulting in significantly lower expected demand for COVID-19 tests.
Total Company
($ in millions)

				% Change vs. 4Q21
	Sales 4Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total [6]	4,219	5,872	10,091	(13.1)	(11.2)	(12.0)	(13.1)	(0.9)	(6.1)
Nutrition	795	1,022	1,817	(14.4)	(8.3)	(11.1)	(14.4)	1.4	(5.7)
Diagnostics	1,695	1,610	3,305	(29.0)	(22.8)	(26.1)	(29.0)	(12.5)	(21.3)
Established Pharmaceuticals	—	1,216	1,216	n/a	1.0	1.0	n/a	7.9	7.9
Medical Devices	1,726	2,024	3,750	12.2	(8.4)	—	12.2	4.1	7.4

				% Change vs. 12M21
	Sales 12M22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total [6]	18,142	25,511	43,653	9.0	(3.5)	1.3	9.0	4.7	6.4
Nutrition	2,919	4,540	7,459	(17.9)	(4.2)	(10.1)	(17.9)	2.5	(6.2)
Diagnostics	8,646	7,938	16,584	21.3	(6.8)	6.0	21.3	1.3	10.4
Established Pharmaceuticals	—	4,912	4,912	n/a	4.1	4.1	n/a	10.6	10.6
Medical Devices	6,566	8,121	14,687	10.9	(3.8)	2.2	10.9	6.2	8.1
n/a = Not Applicable.

Worldwide COVID-19 testing-related sales were $1.069 billion in the fourth quarter of 2022 compared to $2.319 billion in the fourth quarter of the prior year. Worldwide COVID-19 testing-related sales were $8.368 billion in the full year of 2022 compared to $7.679 billion in the prior year.

The following tables summarize sales excluding COVID-19 testing-related sales and the change in reported and organic sales excluding COVID-19 testing-related sales in 2022 versus the prior year2:

				% Change vs. 4Q21
	Sales excl. COVID tests 4Q22			Reported excl. COVID tests			Organic excl. COVID tests
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total [1]	3,443	5,579	9,022	5.8	(5.4)	(1.4)	5.8	5.3	5.4
Diagnostics	919	1,317	2,236	16.8	(3.6)	3.8	16.8	8.0	11.2

				% Change vs. 12M21
	Sales excl. COVID tests 12M22			Reported excl. COVID tests			Organic excl. COVID tests
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	12,644	22,641	35,285	2.5	(1.8)	(0.3)	2.5	6.5	5.1
Diagnostics	3,148	5,068	8,216	11.4	(1.4)	3.1	11.4	7.1	8.6

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Nutrition
($ in millions)

				% Change vs. 4Q21
	Sales 4Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	795	1,022	1,817	(14.4)	(8.3)	(11.1)	(14.4)	1.4	(5.7)
Pediatric	454	428	882	(20.4)	(8.9)	(15.2)	(20.4)	(1.2)	(11.8)
Adult	341	594	935	(4.8)	(7.9)	(6.8)	(4.8)	3.4	0.5

				% Change vs. 12M21
	Sales 12M22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	2,919	4,540	7,459	(17.9)	(4.2)	(10.1)	(17.9)	2.5	(6.2)
Pediatric	1,562	1,919	3,481	(28.7)	(8.9)	(19.0)	(28.7)	(3.9)	(16.6)
Adult	1,357	2,621	3,978	(0.5)	(0.4)	(0.4)	(0.5)	7.6	4.8

Worldwide Nutrition sales decreased 11.1 percent on a reported basis and 5.7 percent on an organic basis in the fourth quarter. Total worldwide Nutrition and Pediatric Nutrition sales were negatively impacted as a result of manufacturing disruptions during 2022 of certain infant formula products3 at Abbott's Sturgis, Michigan, facility. The manufacturing facility has subsequently restarted production.

In Adult Nutrition, global sales decreased 6.8 percent on a reported basis and increased 0.5 percent on an organic basis in the fourth quarter, led by Ensure®, Abbott's market-leading complete and balanced nutrition brand.

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Diagnostics
($ in millions)

				% Change vs. 4Q21
	Sales 4Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,695	1,610	3,305	(29.0)	(22.8)	(26.1)	(29.0)	(12.5)	(21.3)
Core Laboratory	301	963	1,264	0.2	(8.1)	(6.3)	0.2	3.5	2.8
Molecular	62	118	180	(54.2)	(43.9)	(47.9)	(54.2)	(38.6)	(44.7)
Point of Care	88	43	131	(7.6)	7.0	(3.3)	(7.6)	14.4	(1.2)
Rapid Diagnostics	1,244	486	1,730	(33.0)	(38.2)	(34.5)	(33.0)	(28.3)	(31.6)

				% Change vs. 12M21
	Sales 12M22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	8,646	7,938	16,584	21.3	(6.8)	6.0	21.3	1.3	10.4
Core Laboratory	1,137	3,751	4,888	(0.7)	(5.8)	(4.7)	(0.7)	2.7	1.9
Molecular	370	625	995	(34.6)	(27.4)	(30.3)	(34.6)	(22.6)	(27.4)
Point of Care	372	153	525	(3.2)	0.8	(2.1)	(3.2)	6.0	(0.6)
Rapid Diagnostics	6,767	3,409	10,176	34.4	(3.1)	19.0	34.4	5.4	22.5
As expected, Diagnostics sales in the fourth quarter were negatively impacted by year-over-year declines in COVID-19 testing-related sales. Worldwide COVID-19 testing-related sales were $1.069 billion in the fourth quarter of 2022 compared to $2.319 billion in the fourth quarter of the prior year.

The following tables summarize sales excluding COVID-19 testing-related sales and the change in reported and organic sales excluding COVID-19 testing-related sales in 2022 versus the prior year2:

				% Change vs. 4Q21
	Sales excl. COVID tests 4Q22			Reported excl. COVID tests			Organic excl. COVID tests
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	919	1,317	2,236	16.8	(3.6)	3.8	16.8	8.0	11.2
Core Laboratory	298	956	1,254	1.5	(5.3)	(3.8)	1.5	6.8	5.6
Molecular	45	98	143	(0.2)	(8.3)	(5.9)	(0.2)	(0.4)	(0.3)
Point of Care	88	43	131	(7.6)	7.0	(3.3)	(7.6)	14.4	(1.2)
Rapid Diagnostics	488	220	708	38.3	4.6	25.7	38.3	16.8	30.3

				% Change vs. 12M21
	Sales excl. COVID tests 12M22			Reported excl. COVID tests			Organic excl. COVID tests
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	3,148	5,068	8,216	11.4	(1.4)	3.1	11.4	7.1	8.6
Core Laboratory	1,121	3,705	4,826	1.3	(2.9)	(2.0)	1.3	5.8	4.8
Molecular	180	404	584	11.4	8.0	9.0	11.4	14.8	13.8
Point of Care	372	153	525	(3.2)	0.8	(2.1)	(3.2)	6.0	(0.6)
Rapid Diagnostics	1,475	806	2,281	25.6	1.3	15.8	25.6	9.4	19.1

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Established Pharmaceuticals
($ in millions)

				% Change vs. 4Q21
	Sales 4Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	—	1,216	1,216	n/a	1.0	1.0	n/a	7.9	7.9
Key Emerging Markets	—	902	902	n/a	3.9	3.9	n/a	10.3	10.3
Other	—	314	314	n/a	(6.5)	(6.5)	n/a	1.9	1.9

				% Change vs. 12M21
	Sales 12M22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	—	4,912	4,912	n/a	4.1	4.1	n/a	10.6	10.6
Key Emerging Markets	—	3,728	3,728	n/a	5.4	5.4	n/a	11.8	11.8
Other	—	1,184	1,184	n/a	0.4	0.4	n/a	7.3	7.3

Established Pharmaceuticals sales increased 1.0 percent on a reported basis and 7.9 percent on an organic basis in the fourth quarter.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 3.9 percent on a reported basis and 10.3 percent on an organic basis, led by strong growth in several geographies including India, China, Brazil and Mexico, and across several therapeutic areas, including cardiometabolic, women's health and central nervous system/pain management.

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Medical Devices
($ in millions)

				% Change vs. 4Q21
	Sales 4Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,726	2,024	3,750	12.2	(8.4)	—	12.2	4.1	7.4
Rhythm Management	254	260	514	5.2	(13.3)	(5.0)	5.2	(0.5)	2.1
Electrophysiology	242	245	487	22.7	(19.8)	(3.1)	22.7	(6.6)	4.9
Heart Failure	171	59	230	0.1	(13.9)	(3.9)	0.1	(4.5)	(1.2)
Vascular	214	391	605	(7.5)	(12.5)	(10.8)	(7.5)	(1.4)	(3.5)
Structural Heart	214	227	441	10.9	0.4	5.2	10.9	15.7	13.5
Neuromodulation	163	39	202	3.7	(3.1)	2.3	3.7	11.7	5.3
Diabetes Care	468	803	1,271	34.9	(2.5)	8.6	34.9	9.8	17.3

				% Change vs. 12M21
	Sales 12M22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	6,566	8,121	14,687	10.9	(3.8)	2.2	10.9	6.2	8.1
Rhythm Management	1,029	1,090	2,119	1.1	(7.7)	(3.6)	1.1	1.9	1.5
Electrophysiology	909	1,018	1,927	17.0	(9.9)	1.1	17.0	0.7	7.3
Heart Failure	694	226	920	6.2	(4.0)	3.5	6.2	5.2	5.9
Vascular	864	1,619	2,483	(5.6)	(6.9)	(6.4)	(5.6)	1.5	(1.0)
Structural Heart	818	894	1,712	12.0	1.6	6.3	12.0	13.8	13.0
Neuromodulation	619	151	770	0.3	(8.1)	(1.4)	0.3	2.9	0.9
Diabetes Care	1,633	3,123	4,756	34.8	0.2	9.9	34.8	10.6	17.4

Worldwide Medical Devices sales were flat on a reported basis and increased 7.4 percent on an organic basis in the fourth quarter. Sales growth in the U.S. was led by strong double-digit growth in Electrophysiology, Structural Heart and Diabetes Care. Internationally, sales growth was negatively impacted by intermittent COVID-19 lockdown restrictions in China as well as supply constraints in certain areas, including Electrophysiology and Diabetes Care.

In Diabetes Care, FreeStyle Libre sales were approximately $1.1 billion in the quarter, including U.S. growth of more than 40 percent.

In 2022, Abbott continued to strengthen its Medical Devices portfolio with several recent pipeline advancements, including U.S. FDA approvals of:
•Navitor, Abbott's latest generation transcatheter aortic valve implantation (TAVI) system, used for the treatment of severe aortic stenosis.
•Eterna, Abbott's rechargeable spinal cord stimulator used for treating chronic pain.
•AveirTM leadless pacemaker, used for treating patients with slow heart rhythms.
•An expanded indication of use for CardioMEMSTM HF remote monitoring system, which detects early warning signs of worsening heart failure.
•U.S. FDA clearance of the FreeStyle Libre 3 system, which provides continuous glucose readings and unsurpassed 14-day accuracy7 in the world's smallest and thinnest7 wearable sensor.

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ABBOTT'S EARNINGS-PER-SHARE GUIDANCE
Abbott projects full-year 2023 diluted earnings per share from continuing operations under GAAP of $3.05 to $3.25. Abbott forecasts specified items for the full-year 2023 of $1.25 per share primarily related to intangible amortization, restructuring and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $4.30 to $4.50 for the full-year 2023.
ABBOTT DECLARES 396TH CONSECUTIVE QUARTERLY DIVIDEND
On Dec. 9, 2022, the board of directors of Abbott declared the company's quarterly dividend of $0.51 per share. Abbott's cash dividend is payable Feb. 15, 2023, to shareholders of record at the close of business on Jan. 13, 2023.

Abbott has increased its dividend payout for 51 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:
Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 115,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.
Abbott will live-webcast its fourth-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later in the day.
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— Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2021, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Ryan Aliff, 224-667-2299	Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965
1In the fourth quarter of 2022, COVID-19 testing-related sales were $1.069 billion. In the fourth quarter of 2021, total worldwide sales were $11.468 billion, which included U.S. sales of $4.855 billion and International sales of $6.613 billion. In the fourth quarter of 2021, COVID-19 testing-related sales were $2.319 billion.
2For the full-year 2022, COVID-19 testing-related sales were $8.368 billion. In 2021, total worldwide sales were $43.075 billion, which included U.S. sales of $16.642 billion and International sales of $26.433 billion. For the full-year 2021, COVID-19 testing-related sales were $7.679 billion. Diagnostic sales and COVID-19 testing-related sales in 2022 and 2021 are summarized below:

	Sales 4Q22			COVID Tests Sales 4Q22
	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	1,695	1,610	3,305	776	293	1,069
Core Laboratory	301	963	1,264	3	7	10
Molecular	62	118	180	17	20	37
Rapid Diagnostics	1,244	486	1,730	756	266	1,022

	Sales 4Q21			COVID Tests Sales 4Q21
	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	2,386	2,085	4,471	1,600	719	2,319
Core Laboratory	300	1,048	1,348	7	39	46
Molecular	135	210	345	89	103	192
Rapid Diagnostics	1,856	787	2,643	1,504	577	2,081

	Sales 12M22			COVID Tests Sales 12M22
	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	8,646	7,938	16,584	5,498	2,870	8,368
Core Laboratory	1,137	3,751	4,888	16	46	62
Molecular	370	625	995	190	221	411
Rapid Diagnostics	6,767	3,409	10,176	5,292	2,603	7,895

	Sales 12M21			COVID Tests Sales 12M21
	U.S.	Int'l	Total	U.S.	Int'l	Total
Total Diagnostics	7,129	8,515	15,644	4,302	3,377	7,679
Core Laboratory	1,145	3,983	5,128	37	167	204
Molecular	566	861	1,427	405	487	892
Rapid Diagnostics	5,034	3,519	8,553	3,860	2,723	6,583
3U.S. sales of certain infant formula products impacted by the 2022 manufacturing disruptions were $202 million in 4Q22 and $329 million in 4Q21 and $479 million for the full-year 2022 and $1.229 billion for the full-year 2021. Excluding COVID-19 testing-related sales and U.S. infant formula sales that were impacted by manufacturing disruptions, fourth-quarter sales were flat on a reported basis and increased 7.1 percent on an organic basis.
4Abbott has not provided the GAAP financial measure for organic sales growth, excluding COVID-19 testing-related sales, on a forward-looking basis because the company is unable to predict the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could significantly impact reported sales growth.
5Abbott. Eterna SCS IPG Size Comparison Memo (MAT-2210151); 2022.
6Total Abbott sales include Other Sales of approximately $3 million in 4Q22 and approximately $11 million in 12M22.
7Data on file, Abbott Diabetes Care. Comparison based on publicly available information.

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Fourth Quarter Ended December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	4Q22	4Q21	% Change
Net Sales	$10,091	$11,468	(12.0)

Cost of products sold, excluding amortization expense	4,593	4,766	(3.6)
Amortization of intangible assets	496	514	(3.7)
Research and development	725	762	(4.8)
Selling, general, and administrative	2,973	3,048	(2.5)
Total Operating Cost and Expenses	8,787	9,090	(3.3)

Operating Earnings	1,304	2,378	(45.2)

Interest expense, net	66	120	(45.2)
Net foreign exchange (gain) loss	(14)	(6)	n/m
Other (income) expense, net	(68)	(63)	8.1
Earnings before taxes	1,320	2,327	(43.3)
Taxes on earnings	287	338	(15.2)	1)

Net Earnings	$1,033	$1,989	(48.1)

Net Earnings excluding Specified Items, as described below	$1,811	$2,366	(23.4)	2)

Diluted Earnings per Common Share	$0.59	$1.11	(46.8)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$1.03	$1.32	(22.0)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,754	1,782

NOTES:
See tables on page 13 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.
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1)2021 Taxes on Earnings includes the recognition of approximately $40 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $45 million in excess tax benefits associated with share-based compensation.

2)2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $778 million, or $0.44 per share, for intangible amortization, charges related to restructuring and cost reduction initiatives, expenses associated with acquisitions, and other net expenses.
2021 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $377 million, or $0.21 per share, for intangible amortization and other expenses primarily associated with restructuring actions and acquisitions, partially offset by a change in estimate to the restructuring actions recognized in the second quarter of 2021 related to Abbott's manufacturing network for COVID-19 diagnostic tests to reflect current and projected demand.

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Abbott Laboratories and Subsidiaries
Condensed Consolidated Statement of Earnings
Twelve Months Ended December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	12M22	12M21	% Change
Net Sales	$43,653	$43,075	1.3

Cost of products sold, excluding amortization expense	19,142	18,537	3.3
Amortization of intangible assets	2,013	2,047	(1.7)
Research and development	2,888	2,742	5.3
Selling, general, and administrative	11,248	11,324	(0.7)
Total Operating Cost and Expenses	35,291	34,650	1.8

Operating Earnings	8,362	8,425	(0.7)

Interest expense, net	375	490	(23.4)
Net foreign exchange (gain) loss	2	1	n/m
Other (income) expense, net	(321)	(277)	16.0
Earnings before taxes	8,306	8,211	1.2
Taxes on earnings	1,373	1,140	20.5	1)

Net Earnings	$6,933	$7,071	(2.0)

Net Earnings excluding Specified Items, as described below	$9,466	$9,367	1.1	2)

Diluted Earnings per Common Share	$3.91	$3.94	(0.8)

Diluted Earnings per Common Share, excluding Specified Items, as described below	$5.34	$5.21	2.5	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,764	1,789

NOTES:
See tables on page 14 for an explanation of certain non-GAAP financial information.
n/m = Percent change is not meaningful.
See footnotes on the following page.

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1)2022 Taxes on Earnings includes the recognition of approximately $20 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $43 million in excess tax benefits associated with share-based compensation.

2021 Taxes on Earnings includes the recognition of approximately $55 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $145 million in excess tax benefits associated with share-based compensation.

2)2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $2.533 billion, or $1.43 per share, for intangible amortization, charges related to a voluntary recall and restructuring actions, the impairment of R&D intangible assets, acquisition-related costs and other net expenses.
2021 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.296 billion, or $1.27 per share, for intangible amortization and other net expenses primarily associated with restructuring actions, certain litigation and acquisitions.

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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Fourth Quarter Ended December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	4Q22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$496	$(496)	$—
Gross Margin	5,002	612	5,614
R&D	725	(71)	654
SG&A	2,973	(144)	2,829
Other (income) expense, net	(68)	(24)	(92)
Earnings before taxes	1,320	851	2,171
Taxes on Earnings	287	73	360
Net Earnings	1,033	778	1,811
Diluted Earnings per Share	$0.59	$0.44	$1.03

Specified items reflect intangible amortization expense of $496 million and other net expenses of $355 million associated with restructuring actions, costs associated with acquisitions and other expenses. See page 16 for additional details regarding specified items.

	4Q21
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$514	$(514)	$—
Gross Margin	6,188	434	6,622
R&D	762	(39)	723
SG&A	3,048	(43)	3,005
Other (income) expense, net	(63)	(5)	(68)
Earnings before taxes	2,327	521	2,848
Taxes on Earnings	338	144	482
Net Earnings	1,989	377	2,366
Diluted Earnings per Share	$1.11	$0.21	$1.32

Specified items reflect intangible amortization expense of $514 million and other net expenses of $7 million that includes costs associated with acquisitions and other expenses, partially offset by a change in estimate to the restructuring actions recognized in the second quarter of 2021. See page 17 for additional details regarding specified items.
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Abbott Laboratories and Subsidiaries
Non-GAAP Reconciliation of Financial Information
Twelve Months Ended December 31, 2022 and 2021
(in millions, except per share data)
(unaudited)

	12M22
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$2,013	$(2,013)	$—
Gross Margin	22,498	2,351	24,849
R&D	2,888	(282)	2,606
SG&A	11,248	(236)	11,012
Other (income) expense, net	(321)	(55)	(376)
Earnings before taxes	8,306	2,924	11,230
Taxes on Earnings	1,373	391	1,764
Net Earnings	6,933	2,533	9,466
Diluted Earnings per Share	$3.91	$1.43	$5.34
Specified items reflect intangible amortization expense of $2.013 billion and other net expenses of $911 million that includes charges for the impairment of R&D intangible assets, costs associated with a product recall and restructuring actions, acquisition-related costs, and other net expenses. See page 18 for additional details regarding specified items.

	12M21
	As Reported (GAAP)	Specified Items	As Adjusted

Intangible Amortization	$2,047	$(2,047)	$—
Gross Margin	22,491	2,476	24,967
R&D	2,742	(106)	2,636
SG&A	11,324	(317)	11,007
Other (income) expense, net	(277)	25	(252)
Earnings before taxes	8,211	2,874	11,085
Taxes on Earnings	1,140	578	1,718
Net Earnings	7,071	2,296	9,367
Diluted Earnings per Share	$3.94	$1.27	$5.21

Specified items reflect intangible amortization expense of $2.047 billion and other net expenses of $827 million, primarily associated with restructuring actions, certain litigation, acquisitions and other expenses. See page 19 for additional details regarding specified items.

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A reconciliation of the fourth-quarter tax rates for 2022 and 2021 is shown below:

	4Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,320	$287	21.7%
Specified items	851	73
Excluding specified items	$2,171	$360	16.5%

	4Q21
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,327	$338	14.5%	1)
Specified items	521	144
Excluding specified items	$2,848	$482	16.9%

1)2021 Taxes on Earnings includes the recognition of approximately $40 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $45 million in excess tax benefits associated with share-based compensation.
A reconciliation of the year-to-date tax rates for 2022 and 2021 is shown below:

	12M22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$8,306	$1,373	16.5%	2)
Specified items	2,924	391
Excluding specified items	$11,230	$1,764	15.7%

	12M21
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$8,211	$1,140	13.9%	3)
Specified items	2,874	578
Excluding specified items	$11,085	$1,718	15.5%
2)2022 Taxes on Earnings includes the recognition of approximately $20 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $43 million in excess tax benefits associated with share-based compensation.

3)2021 Taxes on Earnings includes the recognition of approximately $55 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $145 million in excess tax benefits associated with share-based compensation.
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Abbott Laboratories and Subsidiaries
Details of Specified Items
Fourth Quarter Ended December 31, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$23	$87	$496	$6	$612
R&D	(6)	(34)	—	(31)	(71)
SG&A	(7)	(135)	—	(2)	(144)
Other (income) expense, net	3	—	—	(27)	(24)
Earnings before taxes	$33	$256	$496	$66	851
Taxes on Earnings (d)					73
Net Earnings					$778
Diluted Earnings per Share					$0.44
The table above provides additional details regarding the specified items described on page 13.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives.
c)Other includes incremental costs to comply with the European Union's Medical Device Regulations (MDR) and In Vitro Diagnostics Medical Device Regulations (IVDR) requirements for previously approved products as well as the impairment of an equity investment.
d)Reflects the net tax benefit associated with the specified items.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Fourth Quarter Ended December 31, 2021
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$26	$(110)	$514	$4	$434
R&D	(6)	(8)	—	(25)	(39)
SG&A	(12)	(23)	—	(8)	(43)
Other (income) expense, net	(2)	—	—	(3)	(5)
Earnings before taxes	$46	$(79)	$514	$40	521
Taxes on Earnings (d)					144
Net Earnings					$377
Diluted Earnings per Share					$0.21

The table above provides additional details regarding the specified items described on page 13.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. The Gross Margin amount includes a credit associated with a change in estimate to the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests to reflect current and projected demand.
c)Other includes incremental costs to comply with the European Union's MDR and IVDR requirements for previously approved products.
d)Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Twelve Months Ended December 31, 2022
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture-related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$79	$86	$2,013	$173	$2,351
R&D	(16)	(38)	—	(228)	(282)
SG&A	(38)	(140)	—	(58)	(236)
Other (income) expense, net	(12)	—	—	(43)	(55)
Earnings before taxes	$145	$264	$2,013	$502	2,924
Taxes on Earnings (d)					391
Net Earnings					$2,533
Diluted Earnings per Share					$1.43
The table above provides additional details regarding the specified items described on page 14.

a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.
c)Other primarily relates to the net costs related to a voluntary recall within the Nutrition segment, charges associated with the impairments of R&D intangible assets and an equity investment acquired in a business combination, incremental costs to comply with the European Union's MDR and IVDR Regulations for previously approved products and costs related to certain litigation.
d)Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.

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Abbott Laboratories and Subsidiaries
Details of Specified Items
Twelve Months Ended December 31, 2021
(in millions, except per share data)
(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$82	$323	$2,047	$24	$2,476
R&D	(15)	(7)	—	(84)	(106)
SG&A	(55)	(45)	—	(217)	(317)
Other (income) expense, net	1	1	—	23	25
Earnings before taxes	$151	$374	$2,047	$302	2,874
Taxes on Earnings (d)					578
Net Earnings					$2,296
Diluted Earnings per Share					$1.27
The table above provides additional details regarding the specified items described on page 14.
a)Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.
b)Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites. The Gross Margin amount includes charges associated with a restructuring plan to align Abbott's manufacturing network for COVID-19 diagnostic tests with changes during the year in current and projected testing demand.
c)Other primarily relates to the costs related to certain litigation, the acquisition of a research and development asset, the impairments of an equity investment and an intangible asset, and the gain on the disposition of an equity method investment.
d)Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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